EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-52265 and 333-64998 on Form S-3 of Alaska Airlines, Inc. of our report dated February 27, 2004, appearing in this Annual Report on Form 10-K of Alaska Airlines, Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Seattle, Washington

February 17, 2006